File No. 33-________

As filed with the Securities  and Exchange  Commission on December 31, 1996.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              LUXTEC CORPORATION
               (Exact name of issuer as specified in its charter)

        Massachusetts                                    04-2741310
(State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                   Identification No.)


 326 Clark Street, Worcester, Massachusetts               01606-1214
  (Address of Principal Executive Offices)                (Zip Code)

                 LUXTEC CORPORATION 1992 STOCK PLAN, AS AMENDED
        LUXTEC CORPORATION 1993 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED
                            (Full title of the plans)

   James W. Hobbs
   President and Chief Executive Officer   Copy to:   Victor J. Paci, Esq.
   Luxtec Corporation                                 Bingham, Dana & Gould LLP
   326 Clark Street                                   150 Federal Street
   Worcester, MA  01606-1214                          Boston, MA  02110
                     (Name and address of agent for service)

       (508) 856-9454                                    (617) 951-8000
------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                            Proposed                    Proposed
Title of                                                    maximum                     maximum
securities                        Amount                    offering                    aggregate         Amount of
to be                             to be                     price                       offering          registration
registered                        registered                per share*                  price*            fee

1992 Stock Plan

Common Stock                      130,000                    $2.719                     $353,470          $107.11
$0.01 par value per share

1993 Employee Stock
Purchase Plan

Common Stock                      50,000                     $2.719                      $135,950          $41.20
$0.01 par value per share


----------
*This estimate is made pursuant to Rule 457(h) solely for the purpose of determining the registration fee. It is not known how many shares will be purchased under the 1992 Stock Plan or the 1993 Employee Stock Purchase Plan, respectively, or at what price such shares will be purchased. The above calculation is based on the offering of 130,000 and 50,000 shares, respectively, at a purchase price of $2.719 per share, which is the average of the high and low prices of the Company's Common Stock as reported by the American Stock Exchange on December 31, 1996.

Incorporation by Reference

         The contents of Luxtec Corporation's registration statement on Form S-8, registration no. 33-83510, as filed with the Commission on August 31, 1994, are hereby incorporated by reference.

Exhibits

         The following exhibits are filed as part of or incorporated by reference into this Registration Statement:

4.1  Specimen  certificate  representing the Common Stock (filed as Exhibit 4 to
     the   Registration   Statement  on  Form  S-18,  File  No.   33-5514-B  and
     incorporated herein by reference).

4.2 Articles of Organization of the Registrant, as amended (filed as Annex A and Annex B to the Registrant's Proxy Statement dated June 21, 1996 and incorporated herein by reference).

4.3 By-laws of the Registrant, as amended (filed as Exhibit 3C to the Registration Statement on Form S-18, File No. 33-5514-B and incorporated herein by reference).

5 Opinion and Consent of Bingham, Dana & Gould LLP as to the legality of the securities being registered.

10.1 Luxtec Corporation 1992 Stock Plan (filed as Exhibit 10 to the Registrant's 10-K for the fiscal year ended October 31, 1992 and incorporated herein by reference).

10.2 Amendment No. 1 to the 1992 Stock Plan.

10.3 Luxtec  Corporation  1993 Employee Stock Purchase Plan (filed as Appendix A
     to  the   Registrant's   Proxy   Statement  dated  February  25,  1994  and
     incorporated herein by reference).

10.4 Amendment No. 1 to the 1993 Employee Stock Purchase Plan.

23.1 Consent of Arthur Andersen LLP.

23.2 Consent of Bingham, Dana & Gould LLP - included in Exhibit 5.

24 Power of Attorney (included on the signature page of the Registration Statement).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Worcester, Commonwealth of Massachusetts, on the 31st day of December, 1996.

                                    LUXTEC CORPORATION


                                    By:  s/s James W. Hobbs
                                         James W. Hobbs
                                         President and Chief Executive Officer


                                POWER OF ATTORNEY

         We, the undersigned officers and Directors of Luxtec Corporation, hereby severally constitute and appoint James W. Hobbs and Samuel M. Stein and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and Directors to enable Luxtec Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                     Title                                 Date

s/s James W. Hobbs
____________________      Chief Executive Officer,           December 31, 1996
 James W. Hobbs           President (Principal
                          Executive Officer) and
                           Director
s/s Samuel M. Stein
____________________      Chief Financial Officer,           December 31, 1996
 Samuel M. Stein          Treasurer (Principal Financial
                          and Accounting Officer) and
                          Assistant Clerk

s/s James Berado
____________________      Director                           December 31, 1996
 James Berardo

s/s Paul Epstein
____________________      Director                           December 31, 1996
 Paul Epstein

s/s Lynn K. Friedel
____________________      Director                           December 31, 1996
 Lynn K. Friedel

s/s Patrick G. Phillipps
____________________      Director                           December 31, 1996
 Patrick G. Phillipps

s/s Thomas J. Vander Salm
____________________      Director                           December 31, 1996
 Thomas J. Vander Salm

s/s Louis C. Wallace
____________________      Director                           December 31, 1996
 Louis C. Wallace

s/s James J. Goodman
___________________      Director                            December 31, 1996
 James J. Goodman

                                  EXHIBIT INDEX

         Exhibit


4.1  Specimen  certificate  representing the Common Stock (filed as Exhibit 4 to
     the   Registration   Statement  on  Form  S-18,  File  No.   33-5514-B  and
     incorporated herein by reference).

4.2 Articles of Organization of the Registrant, as amended (filed as Annex A and Annex B to the Registrant's Proxy Statement dated June 21, 1996 and incorporated herein by reference).

4.3 By-laws of the Registrant, as amended (filed as Exhibit 3C to the Registration Statement on Form S-18, File No. 33-5514-B and incorporated herein by reference).

5 Opinion and Consent of Bingham, Dana & Gould LLP as to the legality of the securities being registered.

10.1 Luxtec Corporation 1992 Stock Plan (filed as Exhibit 10 to the Registrant's 10-K for the fiscal year ended October 31, 1992 and incorporated herein by reference).

10.2 Amendment No. 1 to the 1992 Stock Plan.

10.3 Luxtec  Corporation  1993 Employee Stock Purchase Plan (filed as Appendix A
     to  the   Registrant's   Proxy   Statement  dated  February  25,  1994  and
     incorporated herein by reference).

10.4 Amendment No. 1 to the 1993 Employee Stock Purchase Plan.

23.1 Consent of Arthur Andersen LLP.

23.2 Consent of Bingham, Dana & Gould LLP - included in Exhibit 5.

24 Power of Attorney (included on the signature page of the Registration Statement).

                                                            Exhibit 5


                               December 31, 1996


Luxtec Corporation
326 Clark Street
Worcester, Massachusetts  01606-1214

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         This opinion is furnished in connection with the registration, pursuant to a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Act"), to be filed with the Securities and Exchange Commission on December 31, 1996 (the "Registration Statement"), of (i) 130,000 shares (the "1992 Shares") of common stock, par value $.01 per share (the "Common Stock"), of Luxtec Corporation, a Massachusetts corporation (the "Company"), which are or will be issuable to employees, directors, consultants and advisors of the Company upon the exercise of options and other equity interests granted pursuant to the Company's 1992 Stock Plan, as amended (the "1992 Plan"), and (ii) 50,000 shares (the "1993 Shares" and together with the 1992 Shares, the "Shares") of Common Stock of the Company which are or will be issuable to employees of the Company who purchase such Common Stock pursuant to the Company's 1993 Employee Stock Purchase Plan, as amended (the "1993 Plan" and together with the 1992 Plan, the "Plans").

         We have acted as counsel to the Company in connection with the foregoing registration of the Shares. We have examined and relied upon originals or copies of such records, instruments, certificates, memoranda and other documents as we have deemed necessary or advisable for purposes of this opinion and have assumed, without independent inquiry, the accuracy of those documents. In that examination, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing such documents. We have further assumed that all options or other equity interests granted or to be granted pursuant to the Plans were or will be validly granted in accordance with the terms of the Plans and that all Shares to be issued upon exercise of such options or other equity interests will be issued in accordance with such options or other equity interests and the Plans.

         This  opinion  is  limited   solely  to  the   Massachusetts   Business
Corporation Law as applied by courts located in Massachusetts.

         Based upon and subject to the foregoing, we are of the opinion that, upon the issuance and delivery of the Shares in accordance with the terms of such options or other equity interests and the Plans, the Shares will be legally issued, fully paid and non-assessable shares of the Company's Common Stock.

         We consent to the filing of a copy of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,



                                                     BINGHAM, DANA & GOULD LLP

                                                               Exhibit 10.2


                                AMENDMENT NO. 1
                                       TO
                      LUXTEC CORPORATION 1992 STOCK PLAN


         The Luxtec Corporation 1992 Stock Plan (the "1992 Plan") is hereby amended pursuant to the following terms and conditions:

1. Definitions. Terms defined in the 1992 Plan and not otherwise defined herein shall have the respective meanings set forth in the 1992 Plan.

2. Amendment to Section 4. Section 4 of the 1992 Plan is hereby amended by deleting the number "100,000" contained in the sixth line therein and replacing it with the number "300,000".

3. Amendment to Section 6(C). Section 6(C) of the 1992 Plan is hereby amended by adding the following to the end of such section:

     "No more than 100,000 Options may be granted to any one individual under the Plan in any calendar year."

4. Authorization and Ratification. This Amendment Number 1 to the 1992 Plan was authorized by a vote of the Board of Directors of Luxtec Corporation on December 8, 1994 and ratified by a vote of the shareholders on October 20, 1995.

                                                                Exhibit 10.4


                               AMENDMENT NO. 1
                                      TO
               LUXTEC CORPORATION 1993 EMPLOYEE STOCK PURCHASE PLAN


         The Luxtec Corporation 1993 Employee Stock Purchase Plan (the "1993 Plan") is hereby amended pursuant to the following terms and conditions:

1. Definitions. Terms defined in the 1993 Plan and not otherwise defined herein shall have the respective meanings set forth in the 1993 Plan.

2. Amendment to Article 4. Article 4 of the 1993 Plan is hereby amended by deleting the number "25,000" contained in the fourth line therein and replacing it with the number "75,000".

3. Amendment to Article 5. Article 5 of the 1993 Plan is hereby amended by deleting the number "500" contained in the third, eighth, ninth, and tenth lines of the second paragraph therein, respectively, and replacing it in each such case with the number "1,000".

4. Amendment to Article 6. Article 6 of the 1993 Plan is hereby amended by deleting the number "500" contained in the fifth line therein and replacing it with the number "1,000".

5. Authorization and Ratification. This Amendment Number 1 to the 1993 Plan was authorized by a vote of the Board of Directors of Luxtec Corporation on December 14, 1995 and ratified by a vote of the shareholders on July 25, 1996.

                                                                Exhibit 23.1


                   Consent of Independent Public Accountants


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Luxtec Corporation of our report dated December 12, 1995 included in Luxtec Corporation's Form 10-K for the year ended October 31, 1995 and to all references to our firm included in this Registration Statement.



                                                    ARTHUR ANDERSEN LLP


Boston, Massachusetts
December 31, 1996


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